MRU HOLDINGS, INC.

2004 INCENTIVE PLAN

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Restricted Stock Unit Agreement
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THIS Restricted Stock Unit Agreement (the "Agreement") dated as of ________ (the “Award Date”), by and between MRU Holdings, Inc., a Delaware corporation (the "Company") and ________ (the "Employee"), is entered into as follows:

WITNESSETH:

WHEREAS, the Company has established the MRU Holdings, Inc. 2004 Incentive Plan, as amended (the “Plan”), a copy of which is attached hereto or which has been previously provided to the Employee;

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that the Employee will be granted Restricted Stock Units (“RSUs”) pursuant to the terms of the Plan and the terms of this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1.	Award of Restricted Stock Units. The Company hereby awards to Employee on the Award Date __________ (____________) RSUs subject to the terms and conditions set forth in this Agreement (the "Award").

2.
Satisfaction of Vesting Restrictions. No shares of the Company Stock will be issued before the Employee completes the requirements that are necessary to vest in such shares of Company Stock underlying the RSUs. As soon as practicable after the date on which the RSUs vest in whole or part, the Company will issue to the Employee or the Employee’s duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one share for each vested RSU with such number of shares issued to the Employee being reduced by a number of shares having a fair market value equal to the minimum statutory tax withholding required in connection with the vesting of the Employee’s RSUs, and with cash being withheld from the Employee’s pay for any additional withholding and employment taxes that applicable tax laws may require. Certificates shall not be delivered to the Employee unless all applicable employment and tax-withholding obligations have been satisfied.

3.
Terms of the Plan Shall Govern. The Award is made pursuant to, and is subject to the Plan, including, without limitation, its provisions governing Cancellation and Rescission of Awards. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Unless otherwise indicated, all capitalized terms contained in this Agreement shall have the meaning assigned to them in the Plan.

4.
Restriction Period. The restriction period for the RSUs awarded to the Employee under this Agreement shall commence with the date of this Agreement set forth above and shall end, for the percentage of the RSUs indicated below, on the date when the RSUs shall have vested in accordance with the following schedule:

Date	Vested Percentage

First anniversary of the date of this Agreement	__% of the awarded RSUs

Second anniversary of the date of this Agreement	__% of the awarded RSUs

Third anniversary of the date of this Agreement	__% of the awarded RSUs

5.
Dividends. With respect to each share of the Company’s Stock underlying an RSU granted through this Award, the Employee will be entitled to receive cash dividends which were declared and paid to the holders of Company Stock between the Grant Date and the date such Company Stock is issued to the Employee after the Employee’s interest vests; subject to the treatment of the Award upon termination of the Employee’s continued employment before the particular record date for determining shareholders of record entitled to the payment of the cash or share-based dividends. When shares are delivered to the Employee or the Employee’s duly-authorized transferee pursuant to the vesting of the RSUs, the Employee or the Employee’s duly-authorized transferee shall also be entitled to receive, with respect to each share of Company Stock delivered, a number of shares equal to the share-based dividends which were declared and paid to the holders of Company Stock between the Award Date and the date such shares of Company Stock are issued, to the Employee, after the Employee’s interest vests. To the extent that either (i) the Employee’s continued employment ends before vesting of the RSUs subject to this Award or (ii) the Employee’s continued employment does not result in full vesting of this Award, the Employee will forfeit all share-based dividends (but not cash dividends) attributable to all such non-vested RSUs.

6.
Forfeiture of RSUs. Upon the Employee's Termination of Employment during the Restriction Period, all RSUs covered by this Award that remain subject to restriction shall be forfeited by the Employee; provided however, that if the Employee's employment is involuntarily terminated during the Restriction Period by the Company (other than for Cause), or in the event of the Employee's Retirement during the Restriction Period, the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of the RSUs covered by this Award.

7.	Change in Control. In the event of a Change in Control, all RSUs covered by this Award shall become free of all restrictions and become fully vested and transferable.

8.
Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Agreement, the Employee may expressly designate a death beneficiary (the “Death Beneficiary”) to the Employee’s interest, if any, in this Award and any underling shares of Company Stock. The Employee shall designate the Death Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Death Beneficiary to the Company. To the extent the Employee does not duly designate a Death Beneficiary who survives the Employee, the Employee’s estate will automatically be the Employee’s beneficiary.

9.
No Right to Continued Employment. Nothing contained in the Plan or this Agreement shall confer upon the Employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of the Employee at any time.

10.
Code Section 409A. Except to the extent otherwise specifically provided in an employment agreement between the Employee and the Company, by signing this Agreement, the Employee acknowledges that the Employee shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award under Code Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that the Company shall not have any obligation whatsoever to pay such taxes or otherwise indemnify or hold the Employee harmless from any or all of such taxes. The Company shall have the sole discretion to interpret the requirements of the Section 409A, for purposes of the Plan and this Agreement.

11.
Withholding of Taxes. No later than the date as of which an amount first becomes includible in the Employee's gross income for Federal income tax purposes, the Employee shall pay to the Company or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld.

12.
Governing Law. The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

13.
Acceptance of Award. By the Employee's signature below, the Employee accepts the terms of the Award, as set forth in this Agreement and in the Plan. Unless the Company otherwise agrees in writing, this Agreement shall not be effective as a Restricted Stock Unit Award if a copy of this Agreement is not signed and returned to the Company.

14.
Modifications. This Agreement may be modified or amended at any time, in accordance with Section 16 of the Plan and provided that the Employee must consent in writing to any modification that adversely and materially affects any rights or obligations under this Agreement (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

15.
Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

16.
Severability. Every provision of this Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Agreement.

17.
Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

18.
Notices. Any notice or communication required or permitted by any provision of this Agreement to be given to the Employee shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to the Employee at the last address that the Company had for the Employee on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Agreement. Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

19.	Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties' respective heirs, legal representatives successors and assigns.

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Signature Page to Follow

IN WITNESS WHEREOF, MRU Holdings, Inc. and the Employee have executed this Agreement to be effective as of the date first written above.

MRU Holdings, Inc.

By:
Title:

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

Date	Employee

EXHIBIT A
MRU HOLDINGS, INC.

2004 INCENTIVE PLAN

______________________

Plan Document
______________________

EXHIBIT B
MRU HOLDINGS, INC.

2004 INCENTIVE PLAN

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Designation of Death Beneficiary
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In connection with the Award(s) designated below that I have received pursuant to the MRU Holdings, Inc. 2004 Incentive Plan, as amended (the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Award(s). This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:
Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐ any Award that I have received or ever receive under the Plan.

☐ the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:
By:
Name of Participant

Sworn to before me this
____day of ____________, 200_
___________________________
Notary Public
County of      ___________________
State of          ___________________